Exhibit 99.2

Bellerophon Announces Pricing of $7 Million Public Offering of Common Stock

WARREN, N.J., January 23, 2019 - Bellerophon Therapeutics, Inc. (Nasdaq: BLPH) (“Bellerophon” or the “Company”), a clinical-stage biotherapeutics company, today announced the pricing of an underwritten public offering of 10,000,000 shares of its common stock at a public offering price of $0.70 per share, less underwriting discounts and commissions. The Company also granted the underwriter a 45-day option to purchase up to an additional 1,500,000 shares of its common stock at the public offering price per share, less underwriting discounts and commissions. Bellerophon expects to receive aggregate gross proceeds of $7 million from the offering, assuming no exercise of the underwriter’s option to purchase additional shares. The offering is expected to close on or about January 25, 2019, subject to customary closing conditions.

H.C. Wainwright & Co. is acting as the sole book-running manager for the offering.

Bellerophon intends to use the net proceeds from this offering to fund working capital and other general corporate purposes and pursuit of our other research and development efforts.

A shelf registration statement on Form S-3 relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on July 6, 2018. A preliminary prospectus supplement describing the terms of the offering was filed with the SEC on January 22, 2019, and is available on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue, 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or jurisdiction.  Offers will be made only by means of a prospectus supplement and the accompanying prospectus, forming a part of the registration statement.

About Bellerophon Therapeutics, Inc.

Bellerophon Therapeutics is a clinical-stage biotherapeutics company focused on developing innovative therapies that address significant unmet medical needs in the treatment of cardiopulmonary diseases. The Company is currently developing multiple product candidates under its INOpulse program, a proprietary pulsatile nitric oxide delivery system. For more information, please visit www.bellerophon.com.

Forward Looking Statements

Any statements in this press release about Bellerophon’s future expectations, plans and prospects, including statements about the clinical development of its product candidates, regulatory actions with respect to the Company’s clinical trials and expectations regarding the sufficiency of the Company’s cash balance to fund clinical trials, operating expenses and capital expenditures, and other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties inherent in the initiation of future clinical trials, availability and timing of data from ongoing and future clinical trials and the results of such trials, whether preliminary or interim results from a clinical trial will be predictive of the final results of that trial or whether results of early clinical trials will be indicative of the results of later clinical trials, expectations for regulatory approvals, the FDA’s substantial discretion in the approval process, availability of funding sufficient for our foreseeable and unforeseeable operating expenses and capital expenditure requirements and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements included in this press release represent Bellerophon’s views only as of the date of this release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company specifically disclaims any obligation to update any forward-looking statements included in this press release.

Contacts

At Bellerophon:                    At LifeSci Advisors:
Fabian Tenenbaum, Chief Executive Officer        Brian Ritchie
(908) 574-4767                    (212) 915-2578